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Transaction Schedule
From 02-24-98 to 03-24-98

                                      Exec.
Date        Acct    Trans        Qty    Symbol     Price
--------  ----  -----     -------  ------     ---------
03-24-98    baf    buy    800,000
afm.ml  ---------